Exhibit 10.7

DOMINOVAS ENERGY CORPORATION

Regulation Fair Disclosure Policy, (“FD”)

Adopted 07-03-2015

Dominovas Energy Corporation, (the “Company”) is committed to providing timely and credible information regarding the Company and its securities in compliance with all applicable legal and regulatory requirements. In this regard, the Company is fully committed to complying with Regulation Fair Disclosure (also known as “Regulation FD”) enacted by the U.S. Securities and Exchange Commission.

1.) General

It is the Company’s Regulation FD policy (the “Policy”), reflecting current legal requirements, that neither employees nor directors of the Company make any disclosure of material, non-public information about the Company to anyone outside the Company (other than to persons who first are obliged to maintain confidentiality with respect to such information), unless the Company discloses it to the public at the same time in a manner consistent with Regulation FD.

Examples of areas affected by this Policy include:

❖	Quarterly earnings releases and related conference calls;

❖	Speeches, interviews and conferences;

❖	Providing “guidance” as to the Company’s performance or results;

❖	Responding to market rumors;

❖	Contact with financial analysts covering the Company;

❖	Reviewing analyst reports and similar materials;

❖	Referring to or distributing analyst reports on the Company;

❖	Analyst and investor visits;

❖	Postings on the Company’s websites;

❖	Personal information of Executive Officers of DEC, which includes salaries, bonuses and commissions; and

❖	Details of all contracts/ deals and/or preparatory technology information

2.) Purpose

The purpose of this Policy is to ensure the Company adheres to Regulation FD and other applicable legal and regulatory requirements in its external communications. The Company’s Vice President of Communications & Investor Relations and General Counsel, or such other person reporting to the General Counsel as the General Counsel may from time to time designate, shall have the authority to make materiality and distribution determinations covered by this Policy with respect to the information disclosed about the Company.

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Approved by the Board of Directors July 2015

The General Counsel or his designee has the authority to interpret and enforce this Policy. All questions about this Policy should be directed to the General Counsel. Any suspected or known violations of this Policy should be reported immediately to the General Counsel and the Vice President of Communications & Investor Relations. If a Company employee violates this Policy, he or she will be subject to disciplinary action up to and including immediate termination of employment.

The Vice President of Communications & Investor Relations and the General Counsel or his designee must preapprove any deviation from the policies and procedures outlined in this Policy.

Compliance with this Policy shall be carefully overseen and documented by the Vice President of Communications & Investor Relations at the time of disclosure, including documentation of materiality and distribution determinations, with appropriate back-up documentation showing adherence to the established procedure or the basis for any deviation.

The Vice President of Communications & Investor Relations shall document, in advance, the analysis of why information to be selectively disclosed is not material. The Vice President of Communications & Investor Relations shall establish a system to document and track what material information has and has not been made public and when such information was disclosed to the public.

3.) Authorized Spokespersons

The individuals holding the following offices and their respective successors are authorized to speak on behalf of the Company in all situations and/or field questions from analysts, stockholders, and/or the media (the “Authorized Spokespersons”):

President and Chief Executive Officer;

Chief Financial Officer; or

As authorized by the President and Chief Executive Officer, the Vice President of Communications & Investor Relations, and/or the Treasurer & General Counsel.

At various times, any one of the Company’s Authorized Spokespersons may designate others in writing to speak on behalf of the Company and/or respond to specific inquiries when necessary due to the unavailability of an Authorized Spokesperson, or due to the specific nature of the request. While others may be designated in writing from time to time to speak on behalf of the Company, it is essential that both the Vice President of Communications & Investor Relations and the General Counsel have knowledge of the information being disseminated by those individuals to facilitate the Company’s compliance with other applicable legal and regulatory requirements in its external communications.

Company employees who are not authorized to speak on behalf of the Company are prohibited from communicating potentially material non-public information about the Company and should refer all inquiries from the media, analysts, stockholders, and/or the financial community to the Company’s Vice President of Communications & Investor Relations.

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Approved by the Board of Directors July 2015

4.) Policy on Public Communications and Press Releases

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For all public communications initiated by the Company, the Vice President of Communications & Investor Relations will draft all related press releases and circulate the press release to the Authorized Spokespersons and other significant involved parties or Dominovas Energy Corporation personnel prior to its release. The General Counsel will review the press release in its proposed final form.

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For all public communications not initiated by the Company, the Vice President of Communications & Investor Relations will review all requests by customers, suppliers, vendors and others to disseminate comments about Dominovas Energy Corporation. Only the Vice President of Communications & Investor Relations or their written designee can authorize and approve press releases.

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To the extent practicable, an Authorized Spokesperson familiar with the Company's disclosure record will accompany senior management in any meetings or discussions with analysts and stockholders to monitor for unintentional disclosure of material non-public information.

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The Vice President of Communications & Investor Relations will disseminate the press release in accordance with all applicable Securities and Exchange Commission rules. The Vice President of Communications & Investor Relations shall document all material contact with members of the media, the extent of the coverage provided by the media on Company releases, and evidence of the timing of the disclosure with respect to each release.

5.) Policy on Forward-Looking Statements

If a press release or any presentation materials are to be made available to analysts or stockholders and contain forward-looking statements, including explicit forecasts or expressions of “comfort” with respect to an analyst’s estimates, such release or materials will be provided to the General Counsel or his designee in advance for review and include appropriate communication of the underlying assumptions and cautionary statements relating to material uncertainties concerning the information communicated in the release or materials.

6.) Policy on Scheduled Quarterly Earnings Conference Calls

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The Company shall make a practice of holding open, publicly-accessible conference calls to discuss quarterly financial results and certain other significant events that arise in the course of its business. Normally, the Company will issue a press release in advance of the call announcing the date, time, and access information for the call. Generally, analysts and professional investors will have teleconference access to the call so they may participate in the Q & A portion of the call. Generally, other interested parties will also be able to listen to the call via the Internet through the Company’s website.

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The Company will attempt to respond to as many questions as possible during the time allotted; however, it reserves the right to not respond to any question where it chooses to do so. Generally, the Company will promptly post an audio transcript of the call on the Company’s website, as appropriate.

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Approved by the Board of Directors July 2015

All transcripts and archived materials on the Company’s website are considered time-dated and the Company undertakes no obligation to update such information, which shall not later be considered a current representation of the Company’s views or forecasts. The following procedures shall apply:

a) The time, date, and means of access to the call will be announced in advance by way of a separate press release and will be listed on the Company’s website, so all interested parties have the option of listening to the call.

b) A related Form 8-K and press release, in a form and substance consistent with applicable Securities and Exchange Commission and New York Stock Exchange rules, will be prepared by the Vice President of Communications & Investor Relations and reviewed by the General Counsel. All reasonable efforts shall be made for the press release to be released by the Company at least 2-3 hours prior to the call (but not more than 48 hours before the call) in accordance with the Policy on Public Communications above. Upon issuing the press release and prior to the start of the call, the Form 8-K containing the press release will be filed by the Company with the Securities and Exchange Commission.

c) The Vice President of Communications & Investor Relations will endeavor to pre-script the call, to the extent possible, with assistance from the General Counsel or his designee (a mutual sensitizing between management and General Counsel or his designee as to the “materiality” of the information to be discussed should occur; thinking through the likely Q&A, so as to avoid non-intentional disclosures of material, non-public information).

d) The Company will hold the call within 48 hours after the related press release is issued. The media/public will have the option of gaining access to monitor the conference call through the webcast on the Company’s website (real time and replay mode). A replay of the webcast will be available on the Company’s website for at least twelve months after the conference call.

e) If, (i) the conference call is more than 48 hours after the issuance of the earnings release, (ii) the Form 8-K is not submitted to the SEC prior to the oral presentation, (iii) the financial and statistical information contained in the presentation is not provided on the Company’s website, or (iv) the call is not complementary to the earnings release, then, to the extent required by applicable Securities and Exchange Commission rules, the Company will furnish a second Form 8-K containing the text of any announcement or release disclosing material non-public information regarding the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period that is included in the oral presentation.

f) Any written materials distributed to analysts will be posted on the Company’s website.

g) “Question and Answer” session following analyst conference call:

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Approved by the Board of Directors July 2015

(1) During the question and answer session, management will make all reasonable efforts to avoid introducing additional material information not covered in the presentation.

(2) The General Counsel or his designee will be in attendance at all conference calls to assist in efforts to comply with applicable federal securities laws regarding disclosure.

(3) If an Authorized Representative engages in post-call discussions with analysts and inadvertently discloses material non-public information in such discussion or has any reasonable belief that such an inadvertent disclosure may have been made, such Authorized Representative will immediately contact the General Counsel or his designee or the Vice President of Communications & Investor Relations to determine whether any material information beyond what was covered in the presentation (including the formal Q&A session) was communicated.

(4) The Vice President of Communications & Investor Relations will prepare a record of the analysis of whether any additional information disclosed by individual member of management may be material, such record to be immediately made available to the General Counsel or his designee, who shall make the determination of whether material non-public information was disclosed and follow the procedures below for unintentional disclosures, if appropriate.

7.) Policy on Unintentional Disclosures

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If anyone has a reasonable belief that an unintentional disclosure of material, non-public information may have been made by the Company (or the movement of the Company’s stock price suggests to any Authorized Spokesperson that there may have been a disclosure of material, non-public information), the Vice President of Communications & Investor Relations and the General Counsel or his designee should be notified immediately.

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The Vice President of Communications & Investor Relations will, upon consultation with the General Counsel or his designee, determine whether disclosure of the information should be made to the public; and, if so, whether the Company will disseminate the same information to the public by furnishing the information in a press release, or filing a Form 8-K with the Securities and Exchange Commission.

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If public disclosure is deemed necessary or appropriate, it will be made as soon as reasonably practicable but in no event after the later of, (i) 24 hours or, (ii) the commencement of the next day’s trading on the New York Stock Exchange after the discovery by the Vice President of Communications & Investor Relations that there has been an unintentional disclosure of information that is material and has not been previously disclosed publicly.

8.) Policy on Commenting on Analyst Reports

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It is the Company’s Policy that only Authorized Spokespersons may review in advance and/or comment on the accuracy of historical data contained in draft analyst reports. In connection with any review of analyst projections, the Company will not provide comments on forecasts or projections, except that comments may be made by an Authorized Representative to the extent that those comments relate to previously disclosed actual results or are made to correct factual inaccuracies of previously disclosed information.

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To the extent an analyst asks a question in which an analyst is seeking an answer to refine the analyst’s own projections, those questions should be answered by referring to already released materials.

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Approved by the Board of Directors July 2015

9.) Policy on Distributing Analyst Reports

Under no circumstances will the Company distribute analyst reports on the Company externally. The Company will generally endeavor to post on the investor relations section of its website the names and firms of analysts known to the Company to currently conduct research on the Company.

10.) Policy on Speeches, Interviews and Conferences

Any participation in public speeches, interviews or conferences by Dominovas Energy Corporation personnel must be reviewed and approved by the Vice President of Communications & Investor Relations. Once approved, Dominovas Energy Corporation personnel should adhere to the approved script and not disclose any material, non-public information about the Company during any question and answer sessions.

11.) Policy on Visits by Analysts or Other Financial Professionals

Any and all visits by analysts or other financial professionals to any plant site of the Company must be arranged by office of the Vice President of Communications & Investor Relations. Any communications during visits shall be subject to this Policy. All requests made directly to any plant or plant management/employees must be directed to the office of the Vice President of Communications & Investor Relations.

12.) Policy on Responding to Rumors

Generally, the Company will not comment on rumors or speculation. If the Company decides to comment on a rumor, only Authorized Spokespersons may speak on behalf of the Company. Rumors about the Company that are posted in Internet chat rooms are covered by this Policy. Employees should not respond to rumors about the Company, including those found in Internet chat rooms. All rumors should be referred to Vice President of Communications & Investor Relations for appropriate action.

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Approved by the Board of Directors July 2015